Exhibit 1.1
NISSAN AUTO LEASE TRUST 2011-B
$156,000,000
0.34985% Asset Backed Notes, Class A-1
$378,000,000
LIBOR + 0.18% Asset Backed Notes, Class A-2
$351,000,000
0.92% Asset Backed Notes, Class A-3
$85,000,000
1.10% Asset Backed Notes, Class A-4
UNDERWRITING AGREEMENT
September 21, 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park, 11th Floor
New York, New York 10036
   as Representative of the several Underwriters
Dear Sir or Madam:
Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), hereby confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”) and the several underwriters named in Schedule A hereto (together with the Representative, collectively, the “Underwriters”) with respect to the purchase by the Underwriters of $156,000,000 aggregate principal amount of 0.34985% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $378,000,000 aggregate principal amount of LIBOR + 0.18% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $351,000,000 aggregate principal amount of 0.92% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), and $85,000,000 aggregate principal amount of 1.10% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes are referred to herein as the “Notes”), of Nissan Auto Lease Trust 2011-B, a Delaware statutory trust (the “Trust” or “Issuer”), which Notes the Depositor proposes to sell to the Underwriters under the terms and conditions herein.
     The Depositor was formed pursuant to a limited liability company agreement, dated as of October 29, 2001 (the “Depositor LLC Agreement”), among NMAC, as member (the “Depositor Member”), and H. Edward Matveld and Cheryl A. Lawrence, as special members.
     Simultaneously with the issuance of the Notes, the Depositor will cause the Trust to issue at least $198,693,999.35 aggregate principal amount of Asset Backed Certificates (the
(Nissan 2011-B Underwriting Agreement)

“Certificates”). The Notes and the Certificates shall collectively be referred to herein as the “Securities.” The Notes will be issued pursuant to an indenture, dated as of September 28, 2011 (the “Indenture”), between the Trust and U.S. Bank National Association (“U.S. Bank”), as indenture trustee (in such capacity, the “Indenture Trustee”). The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of September 28, 2011 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association (“WTNA”), as owner trustee (in such capacity, the “Owner Trustee”). Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust. The Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.
     Pursuant to a trust agreement, dated as of July 7, 1998, among NILT Trust, as grantor and initial beneficiary (“NILT Trust”), NILT, Inc., as trustee (the “Titling Trustee”), Wilmington Trust Company, as Delaware trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association (“U.S. Bank”), as trust agent (in such capacity, the “Trust Agent”), which was subsequently amended and restated by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among NILT Trust, as grantor and UTI beneficiary, but not as initial beneficiary, NMAC, as servicer (in such capacity, the “Servicer”), the Titling Trustee, the Delaware Trustee and the Trust Agent, Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the “Trust Assets”).
     Pursuant to the 2011-B SUBI supplement to the Titling Trust Agreement, dated as of September 28, 2011 (the “2011-B SUBI Supplement”, and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), among the parties to the Titling Trust Agreement, the Titling Trustee will be directed by NILT Trust to establish a special unit of beneficial interest to be known as the “2011-B SUBI” (the “2011-B SUBI”). The Titling Trustee will allocate a portfolio consisting of the 2011-B Leases, the 2011-B Vehicles and certain other related assets to the 2011-B SUBI (collectively, the “2011-B SUBI Assets”). The Trust Assets (including the 2011-B SUBI Assets) will be serviced by the Servicer pursuant to a servicing agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001, and as supplemented by a 2011-B supplement, dated as of September 28, 2011 (collectively, the “Servicing Agreement”), in each case among the Titling Trust, NILT Trust, as grantor and UTI beneficiary, but not as initial beneficiary, and the Servicer.
     In connection with the creation of the 2011-B SUBI, the Titling Trust will issue to NILT Trust a certificate (the “SUBI Certificate”) representing a 100% beneficial interest in the 2011-B SUBI. Pursuant to a SUBI certificate transfer agreement, dated as of September 28, 2011 (the “SUBI Certificate Transfer Agreement”), between the Depositor, as transferee, and NILT Trust, as transferor, NILT Trust will sell the SUBI Certificate to the Depositor. Pursuant to a trust SUBI certificate transfer agreement, dated as of September 28, 2011 (the “Trust SUBI Certificate Transfer Agreement”), between the Depositor and the Trust, as transferee, the Depositor will sell the SUBI Certificate to the Trust. This Underwriting Agreement (this “Agreement”), the Indenture, the Trust Agreement, the Titling Trust Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Servicing Agreement, the Trust SUBI Certificate Transfer Agreement, the Agreement of Definitions (as defined in the following
(Nissan 2011-B Underwriting Agreement)

sentence), the control agreement, dated as of September 28, 2011 (the “Control Agreement”), among NMAC, the Trust and U.S. Bank, as Indenture Trustee, the secured party, and securities intermediary (in such capacity, the “Securities Intermediary”) and the trust administration agreement dated as of September 28, 2011 (the “Trust Administration Agreement”), among the Depositor, the Trust, the Indenture Trustee and NMAC, as administrative agent (the “Administrative Agent”) are referred to herein collectively as the “Basic Documents.” Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of September 28, 2011, among the Trust, the Titling Trust, the Titling Trustee, NILT Trust, as grantor, transferor and UTI beneficiary, but not initial beneficiary, the Depositor, the Owner Trustee, NMAC, the Servicer, the Administrative Agent, the Indenture Trustee, the Delaware Trustee and the Trust Agent (the “Agreement of Definitions”).
     Unless otherwise stated, references to “Section” mean Sections of this Agreement.
     NMAC and the Depositor hereby agree with the Underwriters as follows:
Section 1. Representations and Warranties.
     (a) Representations and Warranties by NMAC and the Depositor. Each of NMAC and the Depositor, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:
     (i) Registration Statement, Preliminary Prospectus and Final Prospectus. A registration statement (File Nos. 333-170956 and 333-170956-03), including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of securities to be registered under such registration statement, has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Depositor and NMAC do not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or Rule 462(b).
(Nissan 2011-B Underwriting Agreement)

     For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Depositor and NMAC have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Depositor and NMAC have advised the Representative that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Depositor and NMAC have advised the Representative that they propose to file, but have not filed, an additional registration statement, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).
     The initial registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement and all Incorporated Documents (as defined below) are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430B(f) under the Act. A preliminary prospectus supplement, dated September 16, 2011 relating to the Notes (the “Preliminary Prospectus Supplement”), and accompanied by the base prospectus, dated September 16, 2011, relating to the Notes (the “Base Prospectus”), will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A free writing prospectus, dated September 16, 2011, relating to the ratings on the Notes (the “Ratings Free Writing Prospectus”) will be filed with the Commission in accordance with Section 7 (to the extent required by Rule 433 under the Act). A final prospectus supplement, dated September 21, 2011, relating to the Notes (the “Prospectus Supplement”), and accompanied by the Base Prospectus, will be filed
(Nissan 2011-B Underwriting Agreement)

with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”). As used herein, and for the sake of clarity, each of the term “Preliminary Prospectus” and “Final Prospectus” includes all static pool information disclosed therein in response to Item 1105 of Regulation AB (including, without limitation, the information disclosed in the Appendices to the Preliminary Prospectus Supplement and the Prospectus Supplement), whether or not such information is otherwise deemed to be part of the Preliminary Prospectus or the Final Prospectus under the rules and regulations of the Commission (the “Rules and Regulations”).
     (ii) Compliance with Laws; Disclosures. (A) On the effective date of any Registration Statement whose time of effectiveness is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related effective date of the Registration Statement, subsequent to the date of this Agreement and on the Closing Date (as defined in Section 2(c) hereof), each such Registration Statement will conform, in all respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     As of 2:55 p.m (New York time), September 21, 2011 (the “Date of Sale”), which shall be the date and time of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear only in the Final Prospectus).
     As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Closing Date, the Final Prospectus, as amended and supplemented as of such dates, will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(Nissan 2011-B Underwriting Agreement)

     The three preceding paragraphs do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus based upon Underwriter Information (as defined herein) or that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.
     (iii) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s), individually.
     (iv) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Owner Trustee on behalf of Trust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against the consideration therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and Trust Agreement.
     (v) Description of Notes and Basic Documents. The Notes and each of the Basic Documents conform in all material respects to the description thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and will be in substantially the respective forms previously delivered to the Representative.
     (vi) SUBI Certificate. The SUBI Certificate conforms in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and the SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI
(Nissan 2011-B Underwriting Agreement)

Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.
     (vii) No Investment Company Registration. None of NMAC, the Depositor, NILT Trust, the Titling Trust or the Trust is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (viii) Allocation of 2011-B SUBI Assets. At or prior to the Closing Date, the Titling Trustee will have allocated 2011-B Leases and 2011-B Vehicles as 2011-B SUBI Assets that have an aggregate Securitization Value as of the Cut-Off Date of not less than $1,168,693,999.35, and each of the 2011-B Leases and 2011-B Vehicles allocated as a 2011-B SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement and the Servicing Agreement.
     (ix) Payment of Taxes Fees and Other Charges. Any material taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the other Basic Documents and any other agreements contemplated herein or therein shall have been paid or will be paid at or prior to the Closing Date to the extent then due.
     (x) Representations and Warranties. The representations and warranties of each of the Depositor, the Trust and NMAC in each Basic Document to which it is a party are true and correct in all material respects.
     (xi) Independent Public Accountants. Ernst & Young LLP are independent public accountants with respect to the Depositor within the meaning of the Act and the Rules and Regulations.
     (xii) Not Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Notes was made, was not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.
     (xiii) Written Communications. Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Depositor and NMAC, neither the Depositor nor NMAC (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.
     (xiv) No Other Contract Required. Neither the Depositor nor NMAC knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed or described as required.
(Nissan 2011-B Underwriting Agreement)

     (xv) Rating Agency Representation. NMAC has executed and delivered a written representation (each, a “17g-5 Representation”) to each rating agency hired to rate the Notes (each a “Rating Agency,” and collectively the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”). NMAC has complied and has caused the Depositor to comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.
     (b) Representations and Warranties of the Depositor and the Depositor Member. Each of the Depositor and NMAC, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c) and agrees with the Underwriters as follows:
     (i) Due Organization. The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-10.1 et seq. (the “Delaware Act”), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Depositor as a limited liability company have been made. The Depositor has power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. NMAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Depositor and NMAC is duly qualified as a foreign limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on its ability to perform its obligations under the Basic Documents.
     (ii) Depositor Member Interests. NMAC is the sole member of the Depositor and, at the Closing Date, NMAC will own its 100% membership interest in the Depositor free and clear of any Liens except as permitted by the Basic Documents.
     (iii) Absence of Defaults and Conflicts. Neither the Depositor nor NMAC is in violation of its organizational or charter documents, bylaws, or the Depositor LLC Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery and performance by each of the Depositor or NMAC, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms
(Nissan 2011-B Underwriting Agreement)

and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Depositor or NMAC or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the transactions contemplated herein or on the Depositor’s or NMAC’s respective ability to perform its obligations under the Basic Documents, (ii) conflict with the Depositor’s or NMAC’s charter or bylaws or the Depositor LLC Agreement, as the case may be, or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Depositor’s or NMAC’s property or assets is subject, except for Liens that, individually or in the aggregate, will not have a material adverse effect on either of the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents.
     (iv) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented (exclusive of amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Depositor and NMAC, threatened, against or affecting the Depositor or NMAC that could reasonably be expected to have any material adverse effect on the Depositor or NMAC, respectively, with respect thereto.
     (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificate, (B) the issuance of the Securities or the offering and sale of the Notes, (C) the execution, delivery and performance by the Depositor or NMAC of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Depositor or NMAC of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Date.
     (vi) Possession of Licenses and Permits. Each of the Depositor and NMAC possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective duties under the Basic Documents; and neither the Depositor nor NMAC has received notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of either the Depositor or NMAC to perform its respective obligations under the Basic Documents.
(Nissan 2011-B Underwriting Agreement)

     (vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and NMAC.
     (viii) Authorization of Basic Documents. As of the Closing Date, each of the Basic Documents to which any of the Depositor, NMAC or the Trust is a party and the Depositor LLC Agreement has been duly authorized, executed and delivered by each such entity, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Depositor and NMAC, as applicable, enforceable against such party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (ix) Leases. Each 2011-B Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2011-B Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where the failure to so comply would not have a material adverse effect on the Trust, with respect thereto.
     (c) Representations and Warranties of the Titling Trust and NILT Trust. NMAC, on behalf of the Titling Trust and NILT Trust, each to the extent indicated below, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:
     (i) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Titling Trust or NILT Trust, or in the ability of either of them to perform its respective obligations under each Basic Document to which either of them is a party or by which either of them may be bound.
     (ii) Due Organization of the Titling Trust and NILT Trust. Each of the Titling Trust and NILT Trust has been duly formed and is validly existing as a statutory trust in good standing under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of Titling Trust or NILT Trust, respectively, as a statutory trust have been made. Each of the Titling Trust and NILT Trust has the power and authority to own, lease and operate its properties and
(Nissan 2011-B Underwriting Agreement)

to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Titling Trust and NILT Trust is duly qualified as a foreign statutory trust to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents.
     (iii) Absence of Defaults and Conflicts. Neither the Titling Trust nor NILT Trust is in violation of its organizational or charter documents, bylaws, or applicable trust agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery, and performance by each of the Titling Trust or NILT Trust, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Titling Trust or NILT Trust or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents, (ii) conflict with the Titling Trust’s or NILT Trust’s organizational documents or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Titling Trust’s or NILT Trust’s property or assets, except for Liens that, individually or in the aggregate, will not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents.
     (iv) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (exclusive of any amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of NMAC, threatened, against or affecting any of the Titling Trust or NILT Trust that could reasonably be expected to have any material adverse effect with respect thereto.
     (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by the Titling Trust or NILT Trust of this Agreement, the SUBI Trust Agreement or any Basic Document to which any
(Nissan 2011-B Underwriting Agreement)

of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.
     (vi) Possession of Licenses and Permits. Each of the Titling Trust and NILT Trust possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents; and neither the Titling Trust nor NILT Trust has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of the Titling Trust or NILT Trust to perform its respective obligations under the Basic Documents.
     (vii) Authorization of Basic Documents. As of the Closing Date, each Basic Document to which any of the Titling Trust or NILT Trust is a party has been duly authorized, executed and delivered by the Titling Trust or NILT Trust, as the case may be, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Titling Trust and NILT Trust, as applicable, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (viii) Title to 2011-B SUBI Assets. At the time of execution and delivery of the 2011-B SUBI Supplement on the Closing Date, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will own the 2011-B Leases and hold marketable title to the 2011-B Vehicles, together with other rights relating to the 2011-B Vehicles and the 2011-B Leases being allocated as 2011-B SUBI Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).
     (ix) Absence of Assignment of 2011-B SUBI Assets. As of the Closing Date, the Titling Trust has not assigned to any Person any of its right, title or interest in any of the 2011-B Leases, related contract rights, 2011-B Vehicles or other related rights constituting the 2011-B SUBI Assets, or has obtained the release of each such prior assignment.
     (x) Allocation of 2011-B SUBI Assets. As of Closing Date, the Servicer has made the appropriate allocation of assets within the estate of the Titling Trust to the 2011-B SUBI required by the SUBI Trust Agreement.
(Nissan 2011-B Underwriting Agreement)

     (xi) Leases. Each 2011-B Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2011-B Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where failure to so comply would not have a material adverse effect with respect thereto.
     (d) Officer’s Certificates. Any certificate respecting the Notes signed by any officer of the Depositor, NMAC or any of their respective Affiliates and delivered at the Closing Date to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Depositor, NMAC or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.
Section 2. Sale and Delivery to Underwriters; Closing.
     (a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.
     (b) Purchase Price. The Notes are to be purchased by the Underwriters at a purchase price equal to (i) in the case of the Class A-1 Notes, 99.90000% of the aggregate principal amount thereof, (ii) in the case of the Class A-2 Notes, 99.81000% of the aggregate principal amount thereof, (iii) in the case of the Class A-3 Notes, 99.71126% of the aggregate principal amount thereof, and (iv) in the case of the Class A-4 Notes, 99.61403% of the aggregate principal amount thereof.
     (c) Payment. Against payment of the purchase price by wire transfer of immediately available funds to the Depositor, the Depositor will deliver the Notes to the Representative, for the account of the Underwriters, at the office of Winston & Strawn LLP, 333 South Grand Avenue, Los Angeles, California 90071 or at such other place as shall be agreed upon by the Representative, the Depositor and NMAC, on September 28, 2011, at 10:00 a.m., New York time, or at such other time not later than seven full Business Days thereafter as the Representative and the Depositor determine, such time being herein referred to as the “Closing Date.” The Notes to be so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Notes shall be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the last Business Day prior to the Closing Date.
(Nissan 2011-B Underwriting Agreement)

Section 3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.
Section 4. Covenants of NMAC and the Depositor. NMAC and the Depositor jointly and severally covenant with the Underwriters as follows:
     (a) Registration Statement, Preliminary Prospectus, Ratings Free Writing Prospectus and Final Prospectus. The Depositor and NMAC will file the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Depositor and NMAC will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b). The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b) or Rule 462(b), as applicable.
     (b) Notice and Effect of Material Events. The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus, any Ratings Free Writing Prospectus or the Final Prospectus and will not effect any such amendment or supplement without the Representative’s reasonable consent. The Depositor will advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement, the Preliminary Prospectus, any Ratings Free Writing Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) Amendment to Preliminary Prospectus, Ratings Free Writing Prospectus and Final Prospectus. If, during such time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 of the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus, any Ratings Free Writing Prospectus or the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus, any Ratings Free Writing Prospectus or the Final Prospectus, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus, such Ratings Free Writing Prospectus or the Final Prospectus that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriters to, nor the delivery by the Underwriters of, any such amendment or supplement shall constitute a waiver
(Nissan 2011-B Underwriting Agreement)

of any of the conditions set forth in Section 7, unless such consent specifically waives such conditions.
     (d) Earnings Statement. The Depositor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder); provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website or filing such monthly investor reports with the Commission on Form 10-D.
     (e) Copies of Registration Statements. The Depositor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
     (f) Copies of Reports. So long as any of the Notes are outstanding, the Depositor will furnish to the Representative copies of all reports or other communications furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports furnished to or filed with the Commission, and (ii) such additional information concerning the business and financial condition of the Depositor and the Trust as the Representative may from time to time reasonably request; provided, that this covenant may be satisfied by posting such reports or other communications on a publicly available web site or filing such reports or communications with the Commission.
     (g) Qualification of Notes for Offer and Sale. The Depositor shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions in the United States as the Underwriters may reasonably designate in writing and shall maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that neither NMAC nor the Depositor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (h) Rating of Notes. The Depositor shall take all reasonable action necessary to enable each Rating Agency to provide the Notes with the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.
     (i) Furnishing of Documents. To the extent, if any, that the rating provided with respect to the Notes by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish, and shall cause NMAC to furnish, such documents and take such other actions.
(Nissan 2011-B Underwriting Agreement)

     (j) Use of Proceeds. The Depositor shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Preliminary Prospectus and the Final Prospectus under “Use of Proceeds.”
     (k) Annual Statement of Compliance. For so long as the Depositor is filing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Issuer, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Representative (i) the annual statements of compliance furnished to the Indenture Trustee pursuant to Section 8.11(b) of the 2011-B Servicing Supplement and (ii) the annual independent certified public accountants’ reports furnished to the Indenture Trustee pursuant to Section 8.10 of the 2011-B Servicing Supplement, in each case, as soon as such statements and reports are furnished to the Indenture Trustee; provided, that this covenant may be satisfied by filing such statement or report, as applicable, with the Commission.
     (l) 17g-5 Representation Compliance. NMAC will comply and will cause the Depositor to comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.
Section 5. Payment of Expenses. Except as otherwise agreed in writing by the parties hereto, the Depositor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Depositor’s and NMAC’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 4(g), including filing fees and the fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of each of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by the Rating Agencies for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel. If the Underwriters, in accordance with the provisions of Section 7 or Section 11, terminate this Agreement, NMAC shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.
Section 6. Covenant of the Underwriters.
     (a) Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor and NMAC that other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Depositor and NMAC, without NMAC’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize,
(Nissan 2011-B Underwriting Agreement)

approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (B) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus or the Ratings Free Writing Prospectus previously filed with the Commission, (C) information customarily included in confirmations of sales of securities and notices of allocations, (D) information regarding the credit ratings assigned to the notes by the rating agencies hired to rate the Notes (each such written communication, an “Underwriter Free Writing Prospectus”), and (E) any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act, but excluding the requirement in that definition for a presentation by issuer’s management); and (ii) unless otherwise consented to by the Depositor or NMAC, no such Underwriter Free Writing Prospectus shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or NMAC shall be required to make any filing of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) — (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.
     (b) Each Underwriter, severally and not jointly, covenants with NMAC and the Depositor that on or prior to the Closing Date, and thereafter, to the extent applicable, so long as it is acting as an “underwriter” as defined in Section 2(a)(11) of the Act with respect to the Notes, it (a) will not deliver any Rating Information (as defined below) to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) will not participate in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from NMAC participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from NMAC or refer such Rating Agency to NMAC, who will respond to the oral communication. “Rating Information” means any oral or written information provided to a Rating Agency for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the 2011-B SUBI Assets and the legal structure of the Notes, or (b)
(Nissan 2011-B Underwriting Agreement)

undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the 2011-B SUBI Assets.
Section 7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and NMAC herein on the date hereof and at the Closing Date, to the accuracy of the statements of officers of the Depositor and NMAC made pursuant to the provisions hereof, to the performance by the Depositor and NMAC of their respective covenants and other obligations hereunder and to the following additional conditions precedent:
     (a) Effective Time. If the time of effectiveness of the Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus (including any amendments or supplements thereto as of such date) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. If the Effective Time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.
     (b) Accountants’ Comfort Letter. On or before the Closing Date, Ernst & Young LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.
     (c) Officers’ Certificates.
     (i) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Depositor representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (A) The representations and warranties of the Depositor in this Agreement are true and correct in all material respects, that the Depositor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (B) There has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final
(Nissan 2011-B Underwriting Agreement)

Prospectus, as then amended and supplemented, (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its Affiliates, or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.
     (ii) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (A) The representations and warranties of NMAC in this Agreement are true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (B) There has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.
     (d) Opinion of In House Counsel for NMAC and the Depositor. At the Closing Date, the Representative shall have received an opinion, dated as of the Closing Date, of Alan Hunn, Esq., General Counsel of NMAC and the Depositor, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.
     (e) Opinion of Counsel for NMAC and the Depositor. At the Closing Date, the Representative shall have received an opinion, dated as of the Closing Date, of Winston & Strawn LLP, special counsel for NMAC and the Depositor, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, with respect to general corporate matters, the validity of the Notes, the Registration Statement, the Prospectus Supplement and the Base Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement, the Prospectus Supplement and the Base Prospectus.
     (f) Negative Assurance Letter. At the Closing Date, Winston & Strawn LLP, as special counsel to the Depositor and NMAC, shall deliver to the Underwriters a negative
(Nissan 2011-B Underwriting Agreement)

assurance letter with respect to the most recent Preliminary Prospectus delivered prior to the Date of Sale, the Registration Statement and the Prospectus.
     (g) Opinion of Special Delaware Counsel for NMAC and the Depositor. At the Closing Date, the Underwriters shall have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel for NMAC, the Depositor and the Trust, dated as of Closing Date and in form and substance satisfactory to the Underwriters and counsel to the Underwriters.
     (h) Opinion of Special Bankruptcy and UCC Counsel to NMAC and the Depositor. At the Closing Date, the Underwriters shall have received an opinion of Winston & Strawn LLP, special bankruptcy and UCC counsel to NMAC, NILT Trust, the Depositor and the Trust, dated as of Closing Date and in form and substance satisfactory to the Underwriters and counsel to the Underwriters, with respect to certain bankruptcy and perfection of security interest matters.
     (i) Opinion of Counsel for U.S. Bank. At the Closing Date, the Underwriters shall have received an opinion of Dorsey & Whitney LLP, counsel to the Indenture Trustee and Securities Intermediary, dated as of Closing Date and in form and substance satisfactory in form and substance to the Underwriters and counsel to the Underwriters.
     (j) Opinion of Counsel for U.S. Bank. At the Closing Date, the Underwriters shall have received an opinion of Dorsey & Whitney LLP, counsel to U.S. Bank, as Trust Agent, dated as of Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.
     (k) Opinion of Counsel for Titling Trustee. At the Closing Date, the Underwriters shall have received an opinion of Dorsey & Whitney LLP, counsel to the Titling Trustee, dated as of Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.
     (l) Opinion of Counsel for WTNA. At the Closing Date, the Underwriters shall have received an opinion of Richards, Layton & Finger P.A., counsel to WTNA, as Owner Trustee and Delaware Trustee, dated as of Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.
     (m) Tennessee Opinion. At the Closing Date, the Underwriters shall have received an opinion of Waller Lansden Dortch & Davis, LLP, special Tennessee tax counsel to the Depositor and NMAC, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.
     (n) Opinion of Counsel to the Underwriters. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.
(Nissan 2011-B Underwriting Agreement)

     (o) Reliance Letters. Counsel to NMAC, the Depositor or the Titling Trustee shall provide reliance letters to the Representative, as representative of the Underwriters, relating to each legal opinion relating to the transactions contemplated by this Agreement rendered to the Owner Trustee, the Titling Trustee or any of the Rating Agencies (or the Representative, as representative for the Underwriters, shall be an addressee to each such legal opinion).
     (p) Maintenance of Rating. At the Closing Date, the Class A-1 Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.
     (q) Additional Documents. At the Closing Date, counsel to the Underwriters shall have been furnished with such additional documents and additional opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by NMAC or the Depositor in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel to the Underwriters.
     (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor and NMAC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.
Section 8. Indemnification.
     (a) Indemnification of Underwriters. The Depositor and NMAC shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each a “Control Person”), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus), the Ratings Free Writing Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Depositor nor NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such
(Nissan 2011-B Underwriting Agreement)

documents in reliance upon and in conformity with the Underwriter Information (as defined below).
     (b) Indemnification of NMAC and the Depositor. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor and NMAC against any losses, claims, damages or liabilities to which the Depositor or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Depositor and NMAC acknowledge and agree that the only such written information furnished to the Depositor or NMAC by any Underwriter through the Representative consists of the following: the statements in the second paragraph (concerning initial offering prices, concessions and reallowances) and the statements (other than statements regarding the Depositor) in the ninth paragraph (concerning stabilizing and other activities) under the heading “Underwriting” in each of the Preliminary Prospectus Supplement and the Final Prospectus (collectively, the “Underwriter Information”).
     (c) Actions against Parties; Notification; Settlement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability that it may otherwise have to any Indemnified Party under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified
(Nissan 2011-B Underwriting Agreement)

Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Depositor or the NMAC, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Depositor or the NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The
(Nissan 2011-B Underwriting Agreement)

relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor and NMAC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or NMAC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) Obligations Cumulative. The obligations of the Depositor and NMAC under this Section shall be in addition to any liability that the Depositor or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor or NMAC, to each officer of the Depositor or NMAC who has signed the Registration Statement and to each person, if any, who controls NMAC or the Depositor within the meaning of the Act.
Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of NMAC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or one of its Control Persons, or by or on behalf of NMAC, the Depositor and their respective Affiliates, and shall survive delivery of the certificates to the Underwriters.
Section 10. Failure to Purchase the Notes. If any Underwriter or Underwriters default on its or their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including the non-
(Nissan 2011-B Underwriting Agreement)

defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or NMAC or any of its Affiliates, except as provided in Section 9.
     As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
Section 11. Termination of Agreement.
     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to NMAC and the Depositor, at any time at or prior to the Closing Date if there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Depositor, Nissan Motor Co., Ltd., Nissan North America, Inc. (“NNA”) or NMAC that, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any suspension of trading of any securities of NNA on any exchange or in any over-the-counter market; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities settlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.
     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.
Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered, sent by facsimile transmission or by e-mail and confirmed. Notices (i) to the Underwriters shall be directed to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 11th Floor, New York, New York 10036, Attention: Carl Anderson (facsimile number: (704) 409-0630); (ii) to NMAC shall be directed to it at P.O. Box 685011, Franklin, TN 37068-5011, Attention: Treasurer (facsimile number: (615) 725-8530) (e-mail: mike.robinson@nissan-usa.com); and (iii) to the
(Nissan 2011-B Underwriting Agreement)

Depositor shall be directed to it at One Nissan Way, Franklin, TN 37067, Attention: Treasurer (facsimile number: (615) 725-8530) (e-mail: mike.robinson@nissan-usa.com).
Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, NMAC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NMAC, the Depositor and their respective successors and the controlling persons, directors and officers referred to in Section 8 any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, NMAC, the Depositor and their respective successors, and the controlling persons, directors and officers referred to in Section 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
Section 14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.
Section 15. Representation and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:
     (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus, the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Depositor or NMAC shall have any responsibility therefor;
     (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Depositor or NMAC has agreed to such actions and such actions have been taken;
     (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Depositor or NMAC or the Underwriters;
     (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus and would not cause the Trust, the Depositor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus, the Ratings Free Writing
(Nissan 2011-B Underwriting Agreement)

Prospectus or the Final Prospectus for the Notes and (iii) an Underwriter Free Writing Prospectus in accordance with Section 6 of this Agreement, or (iv) such additional information, if any, as the Depositor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;
     (e) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (f) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.
     (g) Each Underwriter, severally and not jointly, (i) represents to NMAC and the Depositor that as of the date of this Agreement, it (a) has not delivered any Rating Information to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from NMAC participated in such communication.
     (h) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees with the Seller that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this Section 15(h), (A) the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.
Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
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YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
Section 17. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 18. No Bankruptcy Petition. Each Underwriter agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against NILT Trust, the Depositor, the Trustee, the Titling Trust, the Issuer, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.
Section 19. Acknowledgement. Each of NMAC and the Depositor hereby acknowledges that pursuant to this Agreement (a) the Underwriters are acting as principals and not as agents or fiduciaries of NMAC or the Depositor and (b) the engagement by NMAC and the Depositor of the Underwriters is as independent contractors and not in any other capacity. Furthermore, each of NMAC and the Depositor agrees that none of the Underwriters is advising NMAC, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of NMAC and the Depositor agrees that it is solely responsible for independently making its own judgments with respect to the matters covered by this Agreement (irrespective of whether any of the Underwriters has advised or is currently advising NMAC or the Depositor on other matters), and the Underwriters shall have no responsibility or liability to NMAC or the Depositor with respect to any legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of NMAC or the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of NMAC, the Depositor or any other person.
Section 20. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signatures follow on next page]
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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to NMAC and the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, NMAC and the Depositor in accordance with its terms.

Very truly yours, NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation
By:	/s/ Mark F. Wilten
	Name:	Mark F. Wilten
	Title:	Treasurer

NISSAN AUTO LEASING LLC II, a Delaware limited liability company
By:	/s/ Mark F. Wilten
	Name:	Mark F. Wilten
	Title:	Treasurer

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S-1

CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Representative of the Several Underwriters

By:	/s/ Carl W. Anderson
Authorized Signatory

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S-2

SCHEDULE A

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
Underwriters	Class A-1	Class A-2	Class A-3	Class A-4
	Notes	Notes	Notes	Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$68,640,000	$166,320,000	$154,440,000	$37,400,000
Barclays Capital Inc.	$34,320,000	$83,160,000	$77,220,000	$18,700,000
Credit Agricole Securities (USA) Inc.	$34,320,000	$83,160,000	$77,220,000	$18,700,000
BNP Paribas Securities Corp	$3,120,000	$7,560,000	$7,020,000	$1,700,000
HSBC Securities (USA) Inc.	$3,120,000	$7,560,000	$7,020,000	$1,700,000
J.P. Morgan Securities LLC	$3,120,000	$7,560,000	$7,020,000	$1,700,000
Mizuho Securities USA Inc.	$3,120,000	$7,560,000	$7,020,000	$1,700,000
RBS Securities Inc.	$3,120,000	$7,560,000	$7,020,000	$1,700,000
SG Americas Securities, LLC	$3,120,000	$7,560,000	$7,020,000	$1,700,000

Total	$156,000,000	$378,000,000	$351,000,000	$85,000,000

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A-1